Exhibit 99.1

SCWorx Awarded $1,625,000 Contract with Major Healthcare Institution.

NEW YORK--(BUSINESS WIRE)-March 13, 2019, SCWorx Corp (NASDAQ: WORX) - today announced the signing of a $1,625,000 software service contract with a highly respected Integrated Delivery Network (IDN) servicing hospitals on the West Coast.

Under this 3-year fixed-term agreement, one of the largest US based IDN’s is accessing SCWorx’s business normalization, repair, enrichment and automation solutions that connect materials, financial and clinical attributes, which will provide the foundation of a business architecture that will enable all departments to collaborate using data that has been customized to their specific requirements. The repairs provided by the SCWorx software platform will allow a consistent flow of information, enabling the hospital to further develop clinical modeling, populate health analytics, and other critical requirements. This IDN feels it needs to do so in order to serve their community in the best way possible while helping to increase its bottom line.

Marc Schessel, founder and CEO of SCWorx said, “We have partnered with one of the most advanced super IDN’s in the country to provide and develop services that will have significant value and drive a more collaborative industry. We are looking forward to taking part not only in this foundational project, but in the many derivative projects we anticipate via the enriched and interoperable data that is created from our software. We look forward to continued development of state of the art products with this partner for a long time to come.”

The Company does not expect to incur any significant additional overhead resulting from this contract and anticipates procuring new contracts for its software by numerous other healthcare providers in the foreseeable future.

About SCWorx

SCWorx offers an advanced software solution for the management of healthcare providers’ foundational business applications. Together these software systems have been credited with the healthcare providers’ customers tending to realize reduced medical expenses, while healthcare providers have tended to experience expanded revenues and more successful and safer clinical outcomes. The SCWorx software solution ultimately transforms many aspects of the healthcare providers’ business through its delivery of highly accurate, real-time information that offers the executives of these healthcare providers the ability to optimize many areas of their day-to-day operations, negotiate better contracts with their vendors and payors and make better decisions with respect to strategic purchases.

Forward-looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, SCWorx may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements, including but not limited to securing future contracts and containing costs, and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations and the availability of sufficient resources of the combined company to meet its business objectives and operational requirements.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Source: SCWorx Corp.

SCWorx Corp.

John Price, CFO

jprice@scworx.com